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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): May 30, 2006
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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)


        Pennsylvania                    1-11152                  23-1882087
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)



 781 Third Avenue, King of Prussia, PA                           19406-1409
(Address of Principal Executive Offices)                         (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

(a) On May 30, 2006, InterDigital Communications Corporation issued a press release providing revenue guidance for second quarter 2006. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

In May 2006, we resolved a dispute with Panasonic Mobile Communications Co., Ltd. (formerly known as Matsushita Communications Industrial Co., Ltd.) (Panasonic) regarding royalty payment provisions under our 2001 CDMA (including
3G) patent license agreement. As part of the resolution of this matter, Panasonic agreed that, through December 31, 2005, they had exhausted $12.0 million against an advance payment on royalties of $19.5 million made in 2001. Prior to the resolution, the parties had disagreed as to whether or not certain Panasonic licensed products infringed one or more of our licensed patents, which would have triggered Panasonic's royalty obligations. As a result, we had not recognized any of the $19.5 million advance royalty payment as revenue. We will recognize the $12.0 million exhaustion as revenue in second quarter 2006 along with per-unit royalties to be reported by Panasonic related to their sales of licensed products in first quarter 2006.


Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

     99.1 Press release dated May 30, 2006.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                         INTERDIGITAL COMMUNICATIONS CORPORATION


                                         By: /s/ Richard Brezski
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                                             Richard Brezski
                                             Controller


Dated: May 30, 2006

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                                  EXHIBIT INDEX


Exhibit No.                     Description
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   99.1                Press release dated May 30, 2006